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                                                                     EXHIBIT 2.3


                              SECOND AMENDMENT TO
                         THE STOCK PURCHASE AGREEMENT

        This SECOND AMENDMENT TO THE STOCK PURCHASE AGREEMENT dated as of December 31, 1996 ("Second Amendment") is made by and among Vail Resorts, Inc., a Delaware corporation ("Vail"), Ralston Foods, Inc., a Nevada corporation ("Foods"), and Ralston Resorts Inc., a Colorado corporation ("Ralston"), amending certain provisions of the Stock Purchase Agreement dated as of July 22, 1996, as amended by a first amendment dated December 20, 1996 (the "Purchase Agreement"), by and among Vail, Foods and Ralston. Terms not otherwise defined herein that are defined in the Purchase Agreement shall have the same respective meanings herein as therein.

        WHEREAS, Vail, Foods and Ralston have agreed to modify certain terms and conditions of the Purchase Agreement as specifically set forth in this Second Amendment.

        NOW, THEREFOR, in consideration of the premises and mutual agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                       AMENDMENTS TO PURCHASE AGREEMENT

        1.1 The definition of Closing Date in Article I of the Purchase Agreement is amended in its entirety to read as follows:

                January 3, 1997.

        1.2 The first sentence of Section 3.4 of the Purchase Agreement is amended by deleting the word "Missouri" and substituting therefor the word "Nevada."

        1.3 The second sentence of Section 4.1 is amended by deleting the figure "3,612,809" and substituting therefor the figure "4,159,131" and by deleting the figure "6,387,191" and substituting therefor the figure "6,213,110."

        1.4 Section 9.3(b) of the Purchase Agreement is amended in its entirety to read as follows:

        The deposit and disbursement bank accounts used in Ralston's business, and cash management activities related thereto, shall be transferred to Vail and operated as provided on Schedule 9.3(b) attached hereto.
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                                     -2-


                                  ARTICLE II

                                  SCHEDULES

       Attached hereto are revised Schedules delivered by each of Foods and Vail (except for Schedule 4.10 provided by Vail which shall remain the same as initially delivered pursuant to the Purchase Agreement). Such Schedules constitute the Schedules that are required to be delivered pursuant to the Purchase Agreement.

                                  ARTICLE III
                       PROVISIONS OF GENERAL APPLICATION

        3.1 Except as otherwise expressly provided by this Second Amendment, all of the terms, conditions and provisions to the Purchase Agreement remain unaltered. The Purchase Agreement and this Second Amendment shall be read and construed as one agreement.

        3.2 If any of the terms of this Second Amendment shall conflict in any respect with any of the terms of the Purchase Agreement, the terms of the Second Amendment shall be controlling.

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        IN WITNESS WHEREOF, the parties hereto have caused this second Amendment to be executed by their duly authorized officers all as of the day and year first above written


                                            VAIL RESORTS, INC.

                                            By: /s/ James Mandel
                                              ----------------------------
                                              Name: James Mandel
                                              Title: S.V.P.

                                            RALSTON FOODS, INC.

                                            By: /s/ J.A. Micheletto
                                              ----------------------------
                                              Name: J.A. Micheletto
                                              Title: Chief Executive Officer

                                            RALSTON RESORTS, INC.

                                            By: /s/ J.A. Micheletto
                                              ----------------------------
                                              Name:  J.A. Micheletto
                                              Title: Chief Executive Officer